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                      IPALCO ENTERPRISES, INC.

          Exhibit 11.1 - Computation of Per Share Earnings

                For the Quarter Ended June 30, 2000

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QUARTER ENDED JUNE 30, 2000:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 2000         85,713,007          85,713,007
        Dilutive effect for stock options at June 30, 2000                -               887,807
                                                                 --------------       -------------

        Adjusted weighted average shares at June 30, 2000          85,713,007          86,600,814
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                     $28,980             $28,980
                                                                 ==============       =============

Earnings Per Share                                                       $.34                $.33
                                                                 ==============       =============





                For the Six Months Ended June 30, 2000



SIX MONTHS ENDED JUNE 30, 2000:
                                                                    Basic               Diluted
                                                                 --------------       -------------

Weighted average number of shares
        Average common shares outstanding at June 30, 2000         85,707,663          85,707,663
        Dilutive effect for stock options at June 30, 2000                -               722,660
                                                                 --------------       -------------

        Adjusted weighted average shares at June 30, 2000          85,707,663          86,430,323
                                                                 ==============       =============


Net income to be used to compute
   diluted earnings per share                                               (Dollars in
                                                                             thousands)
       Net income                                                    $121,307            $121,307
                                                                 ==============       =============

Earnings Per Share                                                      $1.42               $1.40
                                                                 ==============       =============




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